Exhibit 99.1

FEBRUARY 11, 2005

RELEASE DATE: Immediate

(Nasdaq: PNTE)

POINTE FINANCIAL CORPORATION RECEIVES

SHAREHOLDER APPROVAL FOR THE MERGER WITH THE SOUTH FINANCIAL GROUP

BOCA RATON, FLORIDA – February 11, 2005 - Pointe Financial Corporation announced today that its shareholders approved the Agreement and Plan of Merger, dated as of October 27, 2004, by and between Pointe and The South Financial Group, Inc. (NASDAQ: TSFG) at a special meeting of the shareholders.

Pointe and South Financial Group announced their intention to merge in October 2004. The merger is expected to close in April of 2005.

This document contains certain forward-looking statements relating to present or future trends or factors affecting the banking industry and specifically the operations, markets and products of the Company. Actual results could differ materially from those projected and may be affected by changing events and trends that have influenced the Company’s assumptions, but that are beyond the control of the Company. These trends and events include changes in the interest rate environment, expected cost savings, anticipated growth in the Company’s newly established or augmented sources of noninterest income, changes in the domestic and foreign business environments and securities markets and changes in the regulatory authorities and policies affecting the Company. Additional information on other factors that could affect the financial results of the Company is included in the Company’s filings with the Securities and Exchange Commission.

CONTACT: R. Carl Palmer, Jr., Chairman, President and Chief Executive Officer, or Bradley R. Meredith, Chief Financial Officer, of Pointe Financial Corporation, phone: (561) 368-6300.